SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14 (a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

      Filed by the Registrant [ X ]
      Filed by a Party other than the Registrant [  ]

      Check the appropriate box:

      [  ] Preliminary Proxy Statement   [  ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6 (e) (2))

      [ X ]  Definitive Proxy Statement
      [   ]  Definitive Additional Materials
      [   ]  Soliciting Material Pursuant to rule 14a-11 (c) or Rule 14a-12

                          REGAL - BELOIT CORPORATION
               (Name of Registrant as Specified In Its Charter)

                         _____________________________________
    (Name of Persons (s) Filing Proxy Statement, if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

      [ X ]  No fee required
      [   ]  Fee computed on the table below per Exchange Act Rules
             14a-6 (i) (4) and 0-11.

       1) Title of each class of securities to which transaction applies:
       2) Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
          0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:
       4) Proposed maximum aggregate value of transaction:
       5) Total fee paid:

      [   ]  Fee paid previously with preliminary materials.
      [   ]  Check box if any part of the fee is offset as provided by
             Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously.
             Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:
       2) Form, Schedule or Registration Statement No.:
       3) Filing Party:
       4) Date Filed:

                           REGAL-BELOIT CORPORATION

             ____________________________________________________


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON APRIL 21, 1999


To the Shareholders of Regal-Beloit Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of Regal-Beloit Corporation, a Wisconsin Corporation (the "Company") will be held at the Company Headquarters, 200 State Street, Beloit, Wisconsin 53511-6254, on Wednesday, April 21, 1999 at 10:30 A.M. Central Daylight Time for the following purposes:

 1.  To elect three Class C Directors for a term of three years.

 2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 1999.

 3. To approve a proposal to amend Section 6 of the Regal-Beloit Corporation 1998 Stock Option Plan.

 4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors does not have plans to bring any other business before the meeting, and has not been advised that any other business will be brought before the meeting.

Only shareholders of record at the close of business on February 26, 1999, are entitled to notice of and to vote at this meeting.

To assure your representation at the meeting, you are urged to promptly complete, date, sign and return the enclosed proxy which is being solicited on behalf of the Board of Directors, whether or not you expect to attend the Annual Meeting in person. A return envelope is provided. You may revoke your proxy at any time prior to the voting thereof by written notice filed with the Secretary of the Company. If you attend the Annual Meeting in person, you may revoke your proxy at any time prior to the voting thereof, even if you already returned your proxy.

A copy of the 1998 Annual Report of the Company accompanies this Notice and attached Proxy Statement.


By Order of the Board of Directors


/s/ Kenneth F. Kaplan
--------------------------------------------
Kenneth F. Kaplan
Vice President, Chief Financial Officer, Secretary
REGAL-BELOIT CORPORATION


Beloit, Wisconsin
March 12, 1999

                          REGAL-BELOIT CORPORATION
                             200 STATE STREET
                       BELOIT, WISCONSIN  53511-6254
                             ----------------


      PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 21, 1999

                             * * * * * * * *

                         SOLICITATION AND VOTING


The enclosed proxy for the Annual Meeting of Shareholders (the "Annual Meeting") to be held April 21, 1999, and any and all adjournments thereof, is solicited on behalf of the Board of Directors of the Company. This Proxy Statement, Notice of Meeting and accompanying proxy card are first being mailed to shareholders on or about March 12, 1999.

The Company will bear the expense of this solicitation of proxies. It is expected that only solicitations by mail will be used, except that Directors, Officers or regular employees of the Company may solicit proxies personally, by telephone or by facsimile. The Company may pay brokers and other custodians, nominees and fiduciaries their reasonable expenses for sending proxy material to principals and obtaining their proxies.

On December 31, 1998, the outstanding voting securities of Regal-Beloit Corporation consisted of 20,911,540 shares of $0.01 par value Common Stock, each share of which is entitled to one vote. Only shareholders of record at the close of business on February 26, 1999, will be entitled to vote at the meeting.

A proxy may be revoked at any time prior to the voting thereof by notice in writing filed with the Secretary of the Company or by withdrawal in person at the registration desk at the Annual Meeting. Properly executed proxies will be voted as specified, unless revoked. In the absence of such specification(s), shares will be voted FOR the election of all three Class C nominees for the Board of Directors, FOR the ratification of Arthur Andersen LLP as the Company's independent certified public accountants for the year ending December 31, 1999, and FOR approval of the proposed amendment to
Section 6 of the Company's 1998 Stock Option Plan (the "1998 Plan").

A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

If a quorum is present, Directors are elected by a plurality of the votes cast by the holders of Company Common Stock entitled to vote in the election at the Annual Meeting. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. An abstention, broker non-vote or instructions on the proxy card to withhold a vote will have no effect on the election of directors under Wisconsin law. To approve the amendment to
Section 6 of the 1998 Plan, the affirmative vote of a majority of the shares present or represented and entitled to vote is required. Abstentions will have no effect on votes for or against the proposal to amend Section 6 of the 1998 Plan, and will thus be disregarded. Broker non-votes will have no effect on the outcome of the proposals. As to any other matter which properly comes before the meeting, approval is required by a majority of the shares represented at the meeting if a quorum of those shares is present.
In regard to such other matters, abstentions and broker non-votes, which will not be counted as shares entitled to vote, will have no effect.

                     PROPOSAL 1:  ELECTION OF DIRECTORS

The current three-year term of the Class C Directors expires at the forth-coming Annual Meeting. Unless otherwise directed, proxies will be voted at the Annual Meeting for the election of nominees, J. Reed Coleman, Frank E. Bauchiero, and Stephen N. Graff as Class C Directors for a three-year term until the 2002 annual shareholder meeting and until their successors are duly elected. All are currently serving as Directors. Management has no reason to believe that any of the foregoing nominees is not available or will not serve if elected, but if any of them should become so unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH NAMED NOMINEE.

The following sets forth certain information (furnished by them to the Company) concerning each nominee and each Director whose term of office continues after the Annual Meeting.

                                                                                       Beneficial Ownership of
                                                                                         Company Stock As of
                                                                                          December 31, 1998
                                                                                          -----------------
                                                                                         Number
                              Principal Occupation, Business                  Director       of     Percent of
Name and Age                  Experience and Other Directorships              Since      Shares        Class
------------                  ----------------------------------              --------   ------     ----------

Nominees for Election:
Class C Directors
Term Expires in 2002:



J. REED COLEMAN - 65            Chairman and Director, Madison-Kipp             1981      71,854         *
      (1)                       Corporation; Director, Xeruca Corp., Lunar
                                Corporation and NIBCO, Inc.

FRANK E. BAUCHIERO - 64          CEO and Director, Walbro Corporation;          1993      10,166         *
      (2)                        former President, Industrial, Dana North
                                 America; Director, Rockford Products
                                 Corporation and M & I Bank of Beloit.

STEPHEN N. GRAFF - 64            Retired Milwaukee Office Managing              1996       5,000         *
       (2)                       Partner, Arthur Andersen LLP and
                                 Andersen Worldwide S.C.; Director, Super
                                 Steel Products Inc., Northwestern Mutual
                                 Series Fund, Inc., Mason Street Funds, Inc.,
                                 Northwestern Mutual Life Insurance Co.
                                 and Super Steel Schenectady, Inc.

                                                                                        Beneficial Ownership of
                                                                                          Company Stock As of
                                                                                           December 31, 1998
                                                                                        -----------------------
                                 Principal Occupation, Business               Director   Number of   Percent of
Name and Age                     Experience and Other Directorships            Since      Shares       Class
------------                     ----------------------------------           --------   ---------   ----------

Directors Continuing in Office:
Class A Directors
Term Expires in 2000:


WILLIAM W. KEEFER - 73           Former Chairman, Warner Electric Division      1985        49,328          *
       (1)                       of Dana Corporation.

JAMES L. PACKARD - 56            Chairman, President and Chief Executive        1980       541,898         2.6
 (3) (4) (5) (6)                 Officer of the Company, employed with the
                                 Company since 1979.  President and
                                 Director since 1980.  Chief Executive
                                 Officer since 1984.  Chairman since 1986.
                                 Director, The First National Bank & Trust
                                 Company of Beloit and Clarcor Inc.

HENRY W. KNUEPPEL - 50           Executive Vice President,  employed with       1987        274,840        1.3
   (4) (5) (6)                   the Company since 1979. Director and
                                 Executive Vice President since 1987.
                                 President, Marathon Electric
                                 Manufacturing Corporation since 1997.


Class B Directors
Term Expires 2001:

JOHN M. ELDRED - 68              Chairman and Director, The First National      1965         47,628          *
   (1) (3)                       Bank & Trust Company of Beloit.

JOHN A. MCKAY - 65               Former President & COO, Harnischfeger          1992         12,713          *
   (2) (7)                       Industries, Inc.; Director, Sandusky
                                 International  Inc. and The First National
                                 Bank & Trust Company of Beloit.

G. FREDERICK KASTEN, JR. - 59    Chairman, CEO and Director, Robert W.          1995         35,088          *
         (2)                     Baird & Co., Inc.


Total Directors as a Group                                                                1,048,515         5.0

* Represents less than 1% of the Common Stock

  (1) The amounts shown for Messrs. Coleman, Eldred, and Keefer include 7,254 shares each for which they have vested but unexercised nonqualified stock options. The amount shown for Mr. Eldred includes 200 shares held in an Individual Retirement Account (the "IRA") and 500 shares in a Keogh Plan.

  (2) The amounts shown for Messrs. McKay, Bauchiero, Kasten and Graff include 10,504 shares, 8,166 shares, 5,088 shares and 2,000 shares, respectively, for which they have vested but unexercised nonqualified stock options.

  (3) The amounts shown for Messrs. Eldred and Packard include 6,206 shares and 1,416 shares, respectively, held by their spouses as to which they disclaim beneficial ownership.

  (4) The amounts shown for Messrs. Packard and Knueppel include 190,636 shares and 125,000 shares, respectively, for which they have vested but unexercised options, but which could be exercised within 60 days pursuant to outstanding option grants.

  (5) The amounts shown for Messrs. Packard and Knueppel include 328,500 shares, and 128,930 shares, respectively, as to which they share voting and investment power with a spouse.

  (6) The amounts shown for Messrs. Packard and Knueppel include 21,346 shares and 17,370 shares, respectively, as to shares held in trust under the Company's Employee Profit Sharing Plan and Trust, the Company's Personal Savings Plan (401K) or a non-Company sponsored IRA.

  (7) The amount shown for Mr. McKay includes 2,009 shares held in a Family Trust for which he has sole control.

                      1998 COMMITTEES OF THE BOARD

  The standing committees of the Board of Directors are the Audit Committee, the Compensation and Human Resource Committee and the Nominating Committee.

  Audit Committee.  The current Audit Committee members are Directors
  ---------------
J. Reed Coleman, Chairman, William W. Keefer and Frank E. Bauchiero. The committee is appointed by and reports to the Board of Directors. Its responsibilities include, but are not limited to, recommendations of the appointment of the public accountants, review of the scope and results of the public accountants' audit activities and the fees proposed and charged therefore, and review of the Company's accounting controls and policies, financial reporting practices and the internal audit control procedures and related reports of the Company. The committee held two meetings during 1998.

  Compensation and Human Resource Committee.  The current Compensation and
  -----------------------------------------
Human Resource Committee consists of Directors John A. McKay, Chairman,
John M. Eldred, and Stephen N. Graff. The committee is appointed by and reports to the Board of Directors. Among its duties are to recommend to the Board of Directors the annual compensation of the directors and principal corporate officers (the "Officers" or the "Named Executive Officers") and to review, formulate, recommend and administer short and long range compensation programs for Officers and Key Employees. The committee held three meetings during 1998.

  Nominating Committee.  Directors who serve on the Nominating Committee are
  --------------------
John M. Eldred, Chairman, G. Frederick Kasten, Jr., and William W. Keefer. This committee is responsible for recommending to the Board candidates to fill interim and expiring Board and Officer vacancies. Nominees are selected on the basis of outstanding professional and business achievements, character and their ability to make useful contributions in the best interests of the Company. The committee will consider nominees suggested by shareholders. It is suggested that any such nominees be brought to the attention of the Secretary. No meetings were held during 1998.

                      OTHER INFORMATION ABOUT THE BOARD

  The Board of Directors has the responsibility to elect the Officers, establish corporate policies and to oversee the overall performance of the Company. Members of the Board are kept informed by written reports and financial data sent to them each month, as well as by oral and written operating, planning and financial reports given to them by Company Officers and others at Board and committee meetings.

  Directors' Compensation.  Each Non-Employee Director of the Company
  -----------------------
(currently Messrs. Coleman, Bauchiero, Eldred, Keefer, McKay, Graff and Kasten) receives an annual fee of $18,000 plus $1,000 and expenses for each Board meeting attended in person or $750 if attended telephonically. The Audit, Compensation and Human Resource, and Nominating Committee Chairmen each receive an additional $2,000 annual fee. Non-Employee Directors serving on committees of the Board of Directors receive an additional $1,000 if attended in person or $750 if attended telephonically, plus expenses for each committee meeting attended. The Company provides Non-Employee Directors with travel and accident insurance benefits. In addition, each Non-Employee Director receives a non-discretionary stock option grant under the Company's 1998 Stock Option Plan.

  There are four regularly scheduled Board of Directors meetings per year.
In 1998, one special Board Meeting was held. During fiscal 1998, no incumbent Board Member attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board held during the period for which he was a Director and (ii) the total number of meetings of all committees of the Board on which he served during the period that he served.

  Certain Relationships and Related Transactions.  Director John M. Eldred is
  ----------------------------------------------
the Chairman, and he and Directors Packard and McKay are Directors of The First National Bank & Trust Company of Beloit (the "Bank"), Beloit, Wisconsin. During 1998, Regal-Beloit Corporation had business transactions with the Bank. All transactions were in the ordinary course of business and it is anticipated that like transactions will continue. As of December 31, 1998, the Company had an outstanding letter of credit with the Bank in the aggregate amount of $125,000.

                            SECTION 16(a)
                         BENEFICIAL OWNERSHIP
                         REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, Directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by the Company or written representation from certain reporting persons, the Company believes that its Officers, Directors, and greater than ten percent (10%) beneficial owners complied with all applicable filing requirements.

                            SECURITY OWNERSHIP
                                    OF
                  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information as of December 31, 1998, as to each person (including any "Group" as that term is used in Section 13d-3 of the Securities Exchange Act) known to the Company to be the beneficial owner of more than 5% of the Common Stock, shares beneficially owned by each Named Executive Officer, and Directors and Named Executive Officers as a group. Except as indicated in the footnotes, all persons listed have sole voting and investment power.

Name and Address of                        Amount and Nature of        Percent
 Beneficial Owner                          Beneficial Ownership        Of Class
-------------------------------------------------------------------------------
Lazard Asset Management                          1,632,960               7.8%
(Lazard Freres & Co. LLC)
30 Rockefeller Plaza
New York, NY  10112-6300

The Prudential Insurance Company                 1,370,620               6.6%
  of America
751 Broad Street
Newark, NJ  07102-3777

Kenneth F. Kaplan (2) (3)                            3,294                *
Henry W. Knueppel (1) (2) (3)                      274,840               1.3%
James L. Packard (1) (2) (3) (4)                   541,898               2.6%

Total Directors & Officers as a Group            1,051,809               5.0%

* Represents less than 1% of the Common Stock

 (1) The amounts shown for Messrs. Packard and Knueppel include 190,636 shares and 125,000 shares, respectively, for which they have vested but unexercised options, but which could be exercised within 60 days pursuant to outstanding option grants.

 (2) The amounts shown for Messrs. Packard, Knueppel, and Kaplan includes 328,500 shares, 128,930 shares, and 1,500 shares, respectively, as to which they share voting and investment power with a spouse.

 (3) The amounts shown for Messrs. Packard, Knueppel and Kaplan include 21,346 shares, 17,370 shares and 694 shares, respectively, as to shares held in trust under the Company's Employee Profit Sharing Plan and Trust, the Company's Personal Savings Plan (401K) or a non-Company sponsored IRA.

 (4) The amount shown for Mr. Packard includes 1,416 shares held by his spouse as to which he disclaims beneficial ownership.

                                COMPENSATION

   Report of Compensation and Human Resource Committee on Annual Compensation
   --------------------------------------------------------------------------

  The Compensation and Human Resource Committee of the Board of Directors
(the "Committee") as described above is composed entirely of independent Non-Employee Directors. The Committee is responsible for setting and administering the policies which govern both annual compensation and stock option programs. The following is an overview of those compensation policies.

  Overall Policy for Named Executive Officers' Compensation.  The Committee
  ---------------------------------------------------------
maintains executive salary and benefits at a level that will permit the Company to attract and retain the highest quality individuals for its key executive positions, taking into consideration the prevailing competitive job market, the current and projected size of the Company, its ability to pay and the relationship of the resulting executive compensation to other non-executive compensation in the Company.

  Named Executive Officers' overall compensation for 1998 consisted of a cash salary and a performance bonus. In addition, James L. Packard and Henry W. Knueppel were granted stock options in the amounts of 25,000 shares and 20,000 shares, respectively.

  Named Executive Officers' Incentive Plan.  The Company's Named Executive
  ----------------------------------------
Officers' Incentive Plan (the "Bonus"), an annual performance bonus program, is used as an incentive to reward the Named Executive Officers for positive results of the Company. The Bonus is based exclusively on Return On Average Shareholders' Equity ("ROE"). Payment is on a sliding scale dependent upon the Company's ROE. Bonuses are earned only after ROE equals or exceeds 10%. The Bonus is maximized upon reaching ROE of 20%. Benefits are further factored depending upon a job responsibility factor. In addition, discretionary bonuses may also be granted by the Board of Directors.

  General Measures Used to Determine Compensation for the Chief Executive
  -----------------------------------------------------------------------
  Officer.   The cash salary compensation, bonus and stock option programs
  -------
are determined by annually comparing the Chief Executive Officer's position to those of similar chief executive officers for companies of comparable size and type as reported in one or more representative management compensation studies, taking into consideration geographic location, inflation and the responsibilities commensurate with the position.

  Criteria Used in Determining Compensation of the Named Executive Officers,
  --------------------------------------------------------------------------
  other than the Chief Executive Officer.  The criteria for determining the
  --------------------------------------
cash salary, annual performance bonus and stock options for the other Named Executive Officers is basically the same as outlined above for the Chief Executive Officer except that the annual performance bonus payouts are factored down depending on position responsibility. Option grants may also vary.

  Stock Option Philosophy.  Stock options for Named Executive Officers,
  -----------------------
including the Chief Executive Officer, have been historically granted on a periodic basis to accomplish a diverse set of goals, namely, to advance the Company's growth and success by attracting well-qualified Executives upon whose judgment the Company is dependent for the successful conduct of its operations and to provide such Executives with incentives to put forth maximum effort for the long-term success of the Company's business. The size and term are based on competitive practice and position levels to ensure retention and alignment of the Named Executive Officers' long-range interests with those of the shareholders and the opportunity for the Named Executive Officers to build a meaningful stake in the Company.

  The above overview of the Company's compensation policies has been presented by the following named Directors comprising the Compensation and Human Resource Committee for the fiscal year ending December 31, 1998.

                           John A. McKay, Chairman
                           John M. Eldred
                           Stephen N. Graff

      Compensation and Human Resource Committee Interlocks and Insider
      ----------------------------------------------------------------
                  Participation in Compensation Decisions
                  ---------------------------------------

  The Compensation and Human Resource Committee consists of John A. McKay, Chairman, John M. Eldred and Stephen N. Graff. Mr. Packard, the Company's Chief Executive Officer, Mr. Eldred, and Mr. McKay, who are Directors of the Company, serve on the Board of Directors of The First National Bank & Trust Company of Beloit (the "Bank"), and participate in decisions by the Bank's compensation committee regarding compensation of its executives. During the past fiscal year, the Company had business transactions with the Bank. All transactions were in the ordinary course of business and it is anticipated that like transactions will continue. As of December 31, 1998, the Company had one outstanding letter of credit with the Bank in the amount of $125,000.

              Comparison of Five Year Cumulative Total Return
              -----------------------------------------------

 The following graph compares the hypothetical total shareholder return (including reinvestment of dividends) on an investment in (1) the Company's Common Stock (2) AMEX Market Value Index and (3) the Standard & Poor's Manufacturing Diversified Industrials Index ("S&P") for the period
January 1, 1994 through December 31, 1998. In each case, the graph assumes the investment of $100.00 on December 31, 1993. Regal-Beloit Corporation and the S & P data were supplied by S & P Compustat Services, Inc. AMEX data was supplied by the American Stock Exchange Equity Research and Development Department.

                 Five Year Cumulative Performance Graph
                 --------------------------------------

                                             1993    1994    1995    1996    1997    1998
                                             ----    ----    ----    ----    ----    ----

Regal-Beloit Corporation                      100     106     172     160     244     194

AMEX Market Value Index                       100      91     115     122     148     151

S&P Manufacturing Diversified Industrials     100     104     146     201     239     277


                         Summary Compensation Table
                         --------------------------

                                                        Annual Compensation          Long-Term Compensation
                                                        -------------------       -------------------------------
                                                                                         Awards
                                                                                  --------------------
                                                                          $                                $
                                                                   $     Other         $                Long-Term     $
                                                         $       Bonus  Annual    Restricted    Stock   Incentive  All Other
 Name                  Principal Position       Year   Salary     (2)   Comp.(3)     Stock     Options   Payouts   Comp.(4)
-------                ------------------       ----   ------    -----  --------  ----------   -------  ---------  ---------

James L. Packard       Chairman, President,     1998   450,000  336,150  (3)          -0-       25,000      -0-      8,821
                         Chief Executive        1997   375,000  295,000  (3)          -0-         -0-       -0-      7,591
                             Officer            1996   350,000  252,000  (3)          -0-         -0-       -0-      7,850


Henry W. Knueppel         Executive Vice        1998   275,000  180,800  (3)          -0-         20,000    -0-      9,523
                             President          1997   230,000  141,120  (3)          -0-           -0-     -0-     24,157
                                (5)             1996   215,000  123,840  (3)          -0-           -0-     -0-      9,416


Kenneth F. Kaplan (1)        Vice President,    1998   180,000   90,290  (3)          -0-           -0-     -0-      8,371
                            Chief Financial     1997   150,000   82,000  (3)          -0-           -0-     -0-     16,440
                         Officer, Secretary     1996    49,629   25,000  (3)          -0-         20,000    -0-        420

(1) The table reflects compensation to Mr. Kaplan from September 16, 1996, when he joined the Company. Effective October 25, 1996, Mr. Kaplan was elected as Vice President, Chief Financial Officer. On April 24, 1997,
Mr. Kaplan was elected to the additional office of Secretary. From 1985 through 1996, Mr. Kaplan was employed with Gehl Company, a public corporation, serving in the position of Vice President of Finance and Treasurer.

(2) Includes amounts earned in fiscal year, whether or not deferred or payable.

(3) The Company also provides its Named Executive Officers certain additional non-cash benefits that are not described in this Proxy Statement. Such compensation is below the Securities and Exchange Commission's required disclosure thresholds.

(4) The amounts shown for Messrs. Packard, Knueppel, and Kaplan include $6,931 each, as to vested and non-vested contributions to the Company's Employee Profit Sharing Plan and Trust and $1,890, $2,592, and $1,440, respectively, for term life insurance premiums.

(5) In 1997, in addition to his position as Executive Vice President, Mr. Knueppel was appointed to the office of President of Marathon Electric Manufacturing Corporation.

               Ownership of Company Stock and Stock Equivalents
               ------------------------------------------------
                        By Named Executive Officers
                        ---------------------------

  To encourage growth in shareholder value, the Company believes that the Named Executive Officers who are in a position to make a substantial contribution to the long-term success of the Company should have a significant stake in its on-going success through stock ownership. This focuses attention on managing the Company as an owner with an equity position in the business.

                            Stock Option Plans
                            ------------------

  In order to provide long-term incentives to Directors, Officers and Key Employees of the Company, stock option plans have been adopted by the Board of Directors and previously approved by the Shareholders.

  Regal-Beloit Corporation 1991 Flexible Stock Incentive Plan, as amended,
  -----------------------------------------------------------
(the "1991 Plan"). (1,000,000 shares were approved for distribution). The 1991 Plan provides long-term incentives through grants of stock options to Named Executive Officers and Key Employees. The Committee administers the 1991 Plan including selection of eligible participants, the number and price of the option shares, and limitations such as the date the option shares are exercisable, i.e., vested. As of December 31, 1998, 225,844 shares remained available for future option grants.

  1998 Stock Option Plan (the "1998 Plan").  (1,000,000 shares were approved
  ----------------------
for distribution). The 1998 Plan provides long-term incentives to Directors, Named Executive Officers, and Key Employees of the Company. Administration and selection criteria for awarding Grants is determined by the Board of Directors or a committee of two or more Non-Employee Directors. As of December 31, 1998, 994,400 shares remained available for future option grants.


                                   Option Grants in Fiscal 1998
                                   ----------------------------

                                 Percent
                                 of Total
                   Number of     Options                                  Potential Realizable
                   Securities   Granted To                                  Value at Assumed
                   Underlying   Employees   Exercise or                Annual Rates of Stock Price
                     Option     In Fiscal   Base Price   Expiration  Appreciation for Option Term (1)
                                                                     --------------------------------
     Name           Granted       Year        ($/Sh)        Date           5%               10%
----------------   ---------    ---------   -----------  ----------  ---------------- ---------------

James L. Packard     25,000       30.19%      28-5/8       1/23/08        $751,500      $1,140,500

Henry W. Knueppel    20,000       24.15%      28-5/8       1/23/08        $601,200      $  912,400

Kenneth F. Kaplan       0           0           0             0             0                 0

 Pursuant to the stock option plans stated above, options to purchase Common Stock of the Company are granted to the Named Executive
Officers, Directors and Key Employees of the Company and its subsidiaries. Stock options totaling 82,800 shares were granted to Key
Employees and Named Executive Officers, and 5,600 shares were granted to Non-Employee Directors in fiscal year 1998.

 (1)  As of December 31, 1998, the fair market value of the Company's stock was $23.00.  Management believes that the potential realizable values may be misleading because they are based on the exercise price rather than the December 31, 1998 stock price which was less than the exercise price (under water).

  Aggregated Option Shares Exercised in 1998 Fiscal Year and Year-End Values
  --------------------------------------------------------------------------

  The following table contains information concerning stock options exercised during fiscal year 1998 and fiscal year-end value of unexercised options with respect to the Named Executive Officers.

                                                   Total Number Of                    Total Value Of
                       Number Of               Unexercised Options Held        Unexercised, In-The-Money
                        Shares                    At Fiscal Year-End          Options Held at Fiscal Year-End
                      Acquired On   Value         ------------------          -------------------------------
      Name             Exercise    Realized   Exercisable   Unexercisable   Exercisable (1)   Unexercisable (1)
------------------    -----------  --------   -----------   -------------   ---------------   -----------------
James L. Packard        12,364     $229,507     190,636         60,000         $2,655,433          $948,720

Henry W. Knueppel        8,000     $148,500     125,000         36,000         $1,681,603          $569,232

Kenneth F. Kaplan        1,500     $  4,590       ---           18,500            -----            $101,750

  (1) Total value of exercisable and unexercisable options is based on the difference between the fair market value ($23.00 as of December 31, 1998) of the Company's stock and the exercise price of the options at fiscal year-end.

                          SUMMARY OF BENEFIT PLANS

  The Company has certain plans which provide, or may provide, compensation and benefits to Named Executive Officers of the Company, which are described below. These plans are principally the Company's Profit Sharing Plan, Target Supplemental Retirement Plan and Supplemental Disability Insurance.


                             Profit Sharing Plan
                             -------------------

  The Company makes an annual discretionary contribution to its tax-qualified Profit Sharing Plan which covers certain hourly and salaried employees, including the Named Executive Officers. Eligible employees become participants in the Profit Sharing Plan on the first January 1 or July 1 after completing twelve (12) months of service and being credited with at least 1,000 hours of service. The Company's contribution to the Profit Sharing Plan is allocated to participants according to a formula based upon participant compensation and years of service with the Company. Under the formula, the amount of compensation that may be taken into account with respect to any highly compensated Participant, including all Named Executive Officers, is limited to $160,000 and complies with government regulations. Amounts allocated to the Company's Named Executive Officers for 1998 are included in the Summary Compensation Table.

  A participant must be employed on the last day of the year and be credited with 1,000 hours of service during the year to be eligible for an allocation. Company contributions vest at 20% per year beginning after the completion of three years of service. Participants have the option to direct the investment of their accounts in 10% increments. Options include a fixed income fund, a bond fund, a balanced fund, two equity funds and a Regal-Beloit Corporation stock fund. Distributions from the plan are made generally upon termination of service for any reason in the form of a single sum payment in cash or in Regal-Beloit Corporation stock, provided a participant's vested interest includes a minimum of 100 shares.

                      Target Supplemental Retirement Plan
                      -----------------------------------

  The Target Supplemental Retirement Plan ("TSRP") limits participants to Officers and selected Key Employees who are designated by the Compensation Committee.

  All individuals named in the Summary Compensation Table participate in the TSRP. Under the TSRP, participants are entitled, upon normal or approved early retirement, to receive a target supplemental retirement benefit, which, together with social security and a hypothetical profit sharing plan balance annualized over fifteen (15) years, equals the lesser of two percent (2%) of the final five (5) years average salary times years of service with the Company, up to a maximum of 30 years or 60% income replacement. Consequently, unless reduced as described below, the estimated annual target supplemental retirement benefits to TSRP participants will approximate those shown in the column of the following table which sets forth estimated benefits for participants with various years of credited service.

  These benefits will be reduced by the annual Social Security payment and the annualized hypothetical profit sharing balance.

Average Annual
Earnings For The                   Years of Credited Service
Final Five Years     ----------------------------------------------------
  Of Service            10         15         20        25          30
----------------     -------    -------    -------   --------    --------
  $100,000           $20,000    $30,000    $40,000   $ 50,000    $ 60,000

   200,000            40,000     60,000     80,000    100,000     120,000

   300,000            60,000     90,000    120,000    150,000     180,000

   400,000            80,000    120,000    160,000    200,000     240,000

   500,000           100,000    150,000    200,000    250,000     300,000

  The TSRP participant needs a minimum of 15 years of continuous service and have reached the age of 62 to qualify for early retirement benefits. The Compensation Committee may grant a participant additional years of service to qualify for benefits.

  The TSRP is designed to provide a participant a retirement benefit that is comparable in replacement income percentage provided to lower paid employees. The TSRP does this by supplementing retirement income which is lost to higher paid employees due to social security caps and limits on income considered for the Company's Qualified Retirement Plans.

                           Supplemental Disability
                           -----------------------

  The Company also provides supplemental disability insurance for Named Executive Officers and salaried employees. The Plan provides compensation to a disabled Named Executive Officer at the rate of 100% of his normal salary for the first 12 months of total disability and 60% thereafter.
None of the Company's Named Executive Officers received disability benefits during 1998.

                  Executive Termination Benefits Agreements
                  -----------------------------------------

  The Company has no employment contracts with any Named Executive Officers of the Company. However, the Company has termination benefits (change of control) agreements (the "Agreements") with the three Named Executive Officers of the Company. The benefits provided by the Agreements are triggered by the termination of the individual who is a party to an Agreement within three years following a change in control of the Company, if the individual's employment with the Company is terminated not for cause or if the individual terminates his or her employment with "good reason". If the individual's employment is terminated for cause, or as a consequence of death or disability, the Agreement is not triggered. The employment period is three years commencing with the change in control. The Agreement provides that upon such termination, the termination payment shall be a severance payment equal to three times the individual's annual salary then in effect plus the amount of the individual's highest annual bonus award during the previous three years and the value of all fringe benefits.


                     PROPOSAL 2:  SELECTION OF AUDITORS

  The Board of Directors, in accordance with the recommendation of its Audit Committee, has appointed Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1999 and is submitting the selection of auditors for approval by the shareholders at the forthcoming Annual Meeting. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

  In addition to services performed in connection with their audit function (which services included examination of the annual financial statements, assistance and consultation in connection with filing the 10-K annual report with the Securities and Exchange Commission and auditing the Company's various qualified pension plans), Arthur Andersen LLP provided other non-audit services during the year ended December 31, 1998. The Audit Committee concluded that the performance of such services does not impair the independence of Arthur Andersen LLP as Regal-Beloit Corporation's auditors.

  In the event the shareholders do not ratify the appointment of Arthur Andersen LLP or if for any reason that firm shall cease to act as auditors for Regal-Beloit Corporation, the Board of Directors will appoint other independent public accountants as auditors.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1999.


PROPOSAL 3:  APPROVAL OF AMENDMENT TO SECTION 6 OF THE 1998 STOCK OPTION PLAN

  In order to continue to attract experienced and capable Non-Employee Directors in increasingly competitive markets, the Company is proposing an amendment to Section 6 of the 1998 Stock Option Plan (the "1998 Plan").

  Relevant parts of Section 6, which are reprinted exactly from the 1998 Plan,
  ---------------------------------------------------------------------------
are currently stated as follows:
-------------------------------

  6.  NON-EMPLOYEE DIRECTOR GRANTS.

   a. (ii) Under the 1998 Plan, each individual Non-Employee Director will be annually granted stock options, Stock Appreciation Rights or any combination thereof of shares of Common Stock at 100 percent (100%) of the fair market value as of the date corresponding to the Annual Shareholders' Meeting. For the years 1998 and 1999, each individual Non-Employee Director shall be granted 800 shares of Common Stock. For the years 2000 and 2001, each individual Grant will be increased to 900 shares. For the years 2002 through 2008, each individual Grant will be increased to 1,000 shares. However, the first Grant to each Non-Employee Director who is initially elected as a Non-Employee Director or is initially appointed subsequent to the date of the Annual Shareholders' Meeting of the Company and prior to the date of the next succeeding Annual Shareholders' Meeting, shall be three
(3) times the number of shares granted to each individual Non-Employee Director during such applicable year at 100 percent (100%) of the fair market value at the closing sale price on the date that he or she becomes a director of the Company.

   b. The right to exercise any Grant given to Non-Employee Directors shall vest immediately upon Grant. Unexercised Grants to Non-Employee Directors shall terminate the earlier of ten (10) years after the date of Grant or ninety (90) days after the Non-Employee Director ceases to be a member of the Company's Board of Directors, unless terminated for Cause as provided in Section 18.


  The proposed amendment to Section 6 of the 1998 Plan is stated as follows:
  -------------------------------------------------------------------------

  6. NON-EMPLOYEE DIRECTOR GRANTS.

    a. (ii) Under the 1998 Plan, each individual Non-Employee Director will be granted a stock option for 15,000 shares of Common Stock at 100% of the fair market value at the closing stock price on April 21, 1999 ("Director's Grant"). 3,000 shares will immediately be exercisable (i.e., vested) on April 21, 1999. The remainder of the Director's Grant will become exercisable in the amount of 3,000 shares per year on the date of the Annual Shareholders' Meeting in each of the next four years as long as the Non-Employee Director remains in office.

       (iii) The Director's Grant to each Non-Employee Director who is initially elected at a subsequent Annual Shareholders' Meeting or is initially appointed after an Annual Shareholders' Meeting but prior to the next Annual Shareholders' Meeting, shall be in an amount equal to the pro rata balance of 15,000 shares of Common Stock for the remainder of the five year period of the Director's Grant. The Director's Grant shall be at 100% of the fair market value at the closing stock price on the corresponding date of the Annual Shareholders' Meeting of the year of election or appointment. As an example, if a Non-Employee Director is initially elected in the year 2000, the new Non-Employee Director will be granted 12,000 shares of Common Stock of which 3,000 shares are immediately exercisable. The remaining 9,000 shares would become exercisable in the amount of 3,000 shares per year on the date of the Annual Shareholders' Meeting in each of the next three years, assuming the Non-Employee Director remains in office.

  b. Unexercised Grants to Non-Employee Directors shall terminate the earlier of ten (10) years after the date of Grant or ninety (90) days after the Non-Employee Director ceases to be a member of the Company's Board of Directors, unless terminated for Cause as provided in Section 18.

  Federal Tax Treatment of Non-Employee Directors Grants.  All Grants to
  ------------------------------------------------------
Non-Employee Directors are non-qualified stock options. The federal tax treatment was discussed in the Company's 1998 Proxy Statement. There have been no changes regarding these consequences.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO SECTION 6 OF THE 1998 STOCK OPTION PLAN.

                          OTHER ACTIONS BY THE BOARD

  At the April 21, 1998 Board of Directors (the "Board") meeting, the Board unanimously passed a resolution stating: "Neither the Board of Directors nor the Compensation Committee shall, without the prior approval of the Company's Shareholders, reprice options granted under the 1998 Stock Option Plan, or make Restricted Stock awards under the 1998 Stock Option Plan without appropriate time or performance-based restrictions or allow such restrictions to subsequently be waived."


                            SHAREHOLDER PROPOSALS

  Shareholder proposals must be received by the Company no later than November 12, 1999 in order to be considered for inclusion in next year's Annual Meeting proxy statement.

  The proponent of a proposal must be a record or beneficial owner of at least one percent (1%) or $2,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year and shall continue to own such securities through the date on which the meeting is held.



                     By Order of the Board of Directors


                     /s/ Kenneth F. Kaplan
                     ---------------------------------------------------------
                     Kenneth F. Kaplan
                     Vice President, Chief Financial Officer, Secretary




Beloit, Wisconsin
March 12, 1999


APPENDIX 1

REGAL-BELOIT CORPORATION
PROXY FOR ANNUAL MEETING ON APRIL 21, 1999

The undersigned hereby appoints J.L. Packard and K.F. Kaplan or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Regal-Beloit Corporation held on record by the undersigned on February 26, 1999, at the Annual Meeting of Shareholders to be held on April 21, 1999 at 10:30 A.M. Central Daylight Time, at Regal-Beloit Corporation's Corporate Headquarters, 200 State Street, Beloit, WI 53511-6254, or any adjournment thereof (the Meeting) and thereto vote all shares.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes. Please mark, sign, date and return this card promptly using the enclosed envelope.

Continued and to be signed on Reverse Side.               SEE REVERSE SIDE


-----  Please mark
| X |  votes as in
-----  example.

This Proxy when executed will be voted in the manner directed herein.
If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

----------------------------------------------------------------------------
|  The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.      |
----------------------------------------------------------------------------
|                                                                          |
|   1. Election of Class C Directors.           FOR    WITHHELD            |
|      Nominees: J. Reed Coleman,                                          |
|      Frank E. Bauchiero, Stephen N. Graff    -----     -----             |
|                                                                          |
|    ____                                                                  |
|   |    |                                                                 |
|   |____|                                                                 |
|      -------------------------------------------------------------       |
|      For all nominees except as noted above
|                                                                          |
|   2. Proposal to Approve the Appointment of   FOR    AGAINST    ABSTAIN  |
|      Arthur Andersen LLP as the                                          |
|      Independent Auditors of the Company.    -----    -----      -----   |
|                                                                          |
|                                                                          |
|   3. Proposal to Approve the Amendment to     FOR    AGAINST    ABSTAIN  |
|      Section 6 of the Company's 1998                                     |
|      Stock Option Plan.                      -----    -----      -----   |
|                                                                          |
|                                                                          |
|   4. To act on other business that properly comes before the meeting or  |
|      any adjournments and matters incident to conduct thereof.           |
|__________________________________________________________________________|
                                                                        ___
                     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.    |___|

                     MARK HERE TO DISCONTINUE ANNUAL REPORT MAILING     ___
                     FOR THIS ACCOUNT ONLY.                            |___|

    Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                  Date        Signature:                 Date
          -----------------      ------            ---------------      ------


APPENDIX 2

REGAL-BELOIT CORPORATION
PROXY FOR ANNUAL MEETING ON APRIL 21, 1999

The undersigned hereby appoints J.L. Packard and K.F. Kaplan or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Regal-Beloit Corporation held on record by the undersigned on February 26, 1999, at the Annual Meeting of Shareholders to be held on April 21, 1999 at 10:30 A.M. Central Daylight Time, at Regal-Beloit Corporation's Corporate Headquarters, 200 State Street, Beloit, WI 53511-6254, or any adjournment thereof (the Meeting) and thereto vote all shares.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes. Please mark, sign, date and return this card promptly using the enclosed envelope.

Continued and to be signed on Reverse Side.               SEE REVERSE SIDE

 ---  Please mark
| X | votes as in
 ---  example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

----------------------------------------------------------------------------
|  The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.      |
----------------------------------------------------------------------------
|                                                                          |
|   1. Election of Class C Directors.            FOR    WITHHELD           |
|      Nominees: J. Reed Coleman,                                          |
|      Frank E. Bauchiero, Stephen N. Graff     _____     _____            |
|    ____                                                                  |
|   |    |                                                                 |
|   |____|                                                                 |
|         ---------------------------------------                          |
          For all nominees except as noted above                           |
|                                                                          |
|   2. Proposal to Approve the Appointment of    FOR    AGAINST    ABSTAIN |
|      Arthur Andersen LLP as the Independent                              |
|      Auditors of the Company.                 -----    -----      -----  |
|                                                                          |
|                                                                          |
|   3. Proposal to Approve the Amendment to      FOR    AGAINST    ABSTAIN |
|      Section 6 of the Company's                                          |
|      1998 Stock Option Plan.                  -----    -----      -----  |
|                                                                          |
|                                                                          |
|   4. To act on other business that properly comes before the meeting or  |
|      any adjournments and matters incident to conduct thereof.           |
|__________________________________________________________________________|


                                 ------------------------------------------
                                           Number of Shares Voted


                                 -------------------------------------------
                                             Name of Institution


By:                               Title:                     Date:
   -----------------------------        ---------------------      ---------